Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports Record Second Quarter Earnings; EPS Grows 28%; Company Raises 2012 Guidance

HOUSTON, TX, August 16, 2012 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the second quarter ended July 28, 2012 of $11.7 million, or $0.37 per diluted share.  This compares to earnings of $0.29 per diluted share last year.

Diluted earnings per share for the first six months of the fiscal year, which include one-time charges of approximately $0.06 per share recorded in the first quarter associated with the resignation of the Company’s former Chief Executive Officer, were $0.36 compared to $0.27 in the same period last year.  Excluding the one-time charges, diluted earnings per share increased 56% to $0.42.

As previously reported by the Company, sales for the second quarter were $382 million as compared to sales of $353 million last year.  Comparable store sales for the second quarter increased 5.4%.  For the first six months of the fiscal year, the Company reported total sales of $747 million and a comparable store sales increase of 4.0%.

Michael Glazer, President and Chief Executive Officer, commented, “We are very pleased with our second quarter results.  Driven by our 5.4% same store sales increase and improvements in merchandise margins, EPS increased 28%.  Strong full-price sales and lower markdowns resulted in higher average prices, and benefited both sales and merchandise margins in the quarter.”

Mr. Glazer concluded, “Heading into the back half of the year, we are encouraged by the momentum behind the business and the initiatives underway to bring even more excitement and appeal to our merchandise, stores and marketing.  We are also very pleased with our new Private Label Credit Card Plan Agreement, which we executed last week and which extends our partnership with Alliance Data for another nine years.  We look forward to collaborating with them to enhance our private label credit card program, strengthen the relationship with our customers and profitably grow sales.”

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Stage Stores Reports Record
Second Quarter Earnings
Page - 2

Updated Full Year 2012 Guidance
Based on its performance for the first half of the year, the Company raised its comparable store sales and EPS guidance ranges for the full year.  The Company expects that comparable store sales for the year will be in a range of 2.5% to 3.5%. EPS, excluding the $0.06 one-time charge, is projected to be between $1.15 and $1.25 versus $1.08 to $1.20 previously.  The Company noted that, compared to last year’s EPS of $0.92, the current outlook represents a year-over-year increase of 25% to 36%.

	FY 2012 OUTLOOK			FY 2011
Sales ($mm)	$1,605	-	$1,620	$1,512

Diluted EPS	$1.15	-	$1.25	$0.92

Diluted Shares (m)	31,685			33,278

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its second quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1307.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, August 31, 2012.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles, Stage and Steele’s names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 834 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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Stage Stores Reports Record
Second Quarter Earnings
Page - 3

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s expectations for sales, comparable store sales, EPS and diluted share count for the 2012 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 28, 2012, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	July 28, 2012		July 30, 2011
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$381,624	100.0%	$352,832	100.0%
Cost of sales and related buying, occupancy and distribution expenses	266,450	69.8%	248,975	70.6%
Gross profit	115,174	30.2%	103,857	29.4%
Selling, general and administrative expenses	94,747	24.8%	86,075	24.4%
Store opening costs	583	0.2%	906	0.3%
Interest expense, net of income of $0 and $2, respectively	951	0.2%	885	0.3%
Income before income tax	18,893	5.0%	15,991	4.5%
Income tax expense	7,231	1.9%	5,978	1.7%
Net income	$11,662	3.1%	$10,013	2.8%

Basic and diluted earnings per share data:
Basic earnings per share	$0.37		$0.29
Basic weighted average shares outstanding	31,010		34,236

Diluted earnings per share	$0.37		$0.29
Diluted weighted average shares outstanding	31,225		34,635

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Twenty-Six Weeks Ended
	July 28, 2012		July 30, 2011
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$747,318	100.0%	$699,315	100.0%
Cost of sales and related buying, occupancy and distribution expenses	538,305	72.0%	510,238	73.0%
Gross profit	209,013	28.0%	189,077	27.0%
Selling, general and administrative expenses	187,487	25.1%	169,677	24.3%
Store opening costs	1,528	0.2%	3,640	0.5%
Interest expense, net of income of $0 and $24, respectively	1,782	0.2%	1,791	0.3%
Income before income tax	18,216	2.4%	13,969	2.0%
Income tax expense	6,972	0.9%	4,417	0.6%
Net income	$11,244	1.5%	$9,552	1.4%

Basic and diluted earnings per share data:
Basic earnings per share	$0.36		$0.27
Basic weighted average shares outstanding	30,773		35,258

Diluted earnings per share	$0.36		$0.27
Diluted weighted average shares outstanding	30,988		35,725

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	July 28, 2012	January 28, 2012

ASSETS
Cash and cash equivalents	$22,627	$18,621
Merchandise inventories, net	396,545	347,944
Prepaid expenses and other current assets	27,425	33,434
Total current assets	446,597	399,999

Property, equipment and leasehold improvements, net	292,816	300,717
Intangible asset	14,910	14,910
Other non-current assets, net	20,954	19,713
Total assets	$775,277	$735,339

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$129,936	$106,022
Current portion of debt obligations	710	13,782
Accrued expenses and other current liabilities	72,318	66,495
Total current liabilities	202,964	186,299

Long-term debt obligations	46,696	35,721
Other long-term liabilities	97,170	100,613
Total liabilities	346,830	322,633

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
31,230 and 30,444 shares issued, respectively	312	304
Additional paid-in capital	359,400	349,366
Less treasury stock - at cost, 4 and 0 shares, respectively	(950)	(835)
Accumulated other comprehensive loss	(4,620)	(4,748)
Retained earnings	74,305	68,619
Total stockholders' equity	428,447	412,706
Total liabilities and stockholders' equity	$775,277	$735,339

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twenty-Six Weeks Ended
	July 28, 2012	July 30, 2011
Cash flows from operating activities:
Net income	$11,244	$9,552

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization, and impairment of long-lived assets	30,262	30,853
Loss on retirements of property and equipment	-	136
Deferred income taxes	449	79
Tax (deficiency) benefit from stock-based compensation	(893)	749
Stock-based compensation expense	3,436	4,079
Amortization of debt issuance costs	288	155
Excess tax benefits from stock-based compensation	(550)	(1,181)
Deferred compensation obligation	54	89
Amortization of employee benefit related costs	206	79
Construction allowances from landlords	1,377	2,102
Changes in operating assets and liabilities:
Increase in merchandise inventories	(48,601)	(32,124)
Decrease in other assets	4,414	420
Increase (decrease) in accounts payable and other liabilities	24,716	(1,402)
Total adjustments	15,158	4,034
Net cash provided by operating activities	26,402	13,586

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(22,621)	(22,103)
Proceeds from retirements of property and equipment	-	93
Net cash used in investing activities	(22,621)	(22,010)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	190,405	51,700
Payments of revolving credit facility borrowings	(174,175)	(23,700)
Payments of long-term debt obligations	(18,327)	(6,647)
Payments of debt issuance costs	-	(1,097)
Repurchases of common stock	(516)	(74,558)
Proceeds from exercise of stock awards	7,846	6,956
Excess tax benefits from stock-based compensation	550	1,181
Cash dividends paid	(5,558)	(5,408)
Net cash used in financing activities	225	(51,573)
Net increase (decrease) in cash and cash equivalents	4,006	(59,997)

Cash and cash equivalents:
Beginning of period	18,621	89,349
End of period	$22,627	$29,352